SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ X ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[   ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                       HOLLYWOOD ENTERTAINMENT CORPORATION
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                (Name of Registrant as Specified in its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)  Title of each class of securities to which transaction applies:

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       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

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
       4)  Proposed maximum aggregate value of transaction:

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       5)  Total fee paid:

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[   ]  Fee paid previously with preliminary materials

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

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       2)  Form, Schedule or Registration Statement No.:

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       3)  Filing Party:

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       4)  Date Filed:

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
                       HOLLYWOOD ENTERTAINMENT CORPORATION
                               9275 SW Peyton Lane
                            Wilsonville, Oregon 97070

                NOTICE OF A 1998 SPECIAL MEETING OF SHAREHOLDERS
                                December 30, 1998

To the Shareholders of Hollywood Entertainment Corporation:

     A Special Meeting of the Shareholders of Hollywood Entertainment Corporation, an Oregon corporation, will be held at 9:00 a.m., Pacific Standard Time, on December 30, 1998 at the offices of the Company, at 9275 SW Peyton Lane, Wilsonville, Oregon for the following purposes:

     1. To consider and act upon a proposal to approve the conversion of all outstanding shares of Series A Redeemable Preferred Stock into shares of Common Stock; and

     2. To consider and act upon such other business that may properly come before the meeting or any adjournment or postponement thereof.

     Only holders of Common Stock of record at the close of business on November 20, 1998 will be entitled to vote at the Special Meeting. Even if you plan to attend in person, you are requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose at your earliest convenience. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

                                       By Order of the Board of Directors

                                       Donald J. Ekman
                                       Senior Vice President,
                                       General Counsel and Secretary

Wilsonville, Oregon
November 30, 1998

     ALL HOLDERS OF COMMON STOCK ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, PLEASE VOTE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                       HOLLYWOOD ENTERTAINMENT CORPORATION

                               9275 SW Peyton Lane
                            Wilsonville, Oregon 97070
                                 (503) 570-1600

                                 PROXY STATEMENT
                         Special Meeting of Shareholders


                                ---------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), to be voted at the Special Meeting of Shareholders to be held at the the offices of the Company, at 9275 SW Peyton Lane, Wilsonville, Oregon on December 30, 1998 at 9:00 a.m. Pacific Standard Time, and any adjournment thereof.

     The approximate date on which this proxy statement and the accompanying proxy card are being mailed to the Company's shareholders is November 30, 1998. In addition to solicitation by mail, the Company may request banks, brokers, and other custodian nominees and fiduciaries to forward proxy materials to the beneficial owners of the Company's Common Stock for whom they hold shares and may reimburse them for their reasonable expenses. Original solicitation of proxies by mail may also be supplemented by telephone, telegram, fax or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for these services. Costs of any solicitation will be borne by the Company.

Record Date

     Only holders of the Company's Common Stock ("Common Stock") of record at the close of business on November 20, 1998 (the "Record Date") are entitled to notice of, and to vote at, the meeting.

Shares Outstanding and Voting Rights

     At the close of business on the Record Date, 42,270,698 shares of Common Stock were issued and outstanding. Each share of Common Stock issued and outstanding is entitled to one vote in each matter properly presented at the Special Meeting.

Proxy Procedure

     When a proxy card in the form accompanying this proxy statement is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the proxy. If no instructions are specified, the shares will be voted FOR Proposal 1, conversion of all outstanding shares of the Company's Series A Redeemable Preferred Stock ("Redeemable Preferred Stock") into Common Stock, as set forth in the accompanying Notice of Special Meeting of Shareholders, and the shares represented by such proxy shall be counted toward determining a quorum.

                                       1.

Any person giving a proxy in connection with this proxy statement has the power to revoke it at any time before a vote is taken. A shareholder may revoke a proxy by (i) written notice of revocation to the Secretary of the Company at the above address; (ii) a later-dated proxy received by the Company; or (iii) attending the meeting and voting in person. Attendance at the meeting shall not by itself revoke a proxy.

     Shares of Common Stock represented in person or by proxy at the Special Meeting (including abstentions and broker non-votes) will be tabulated by the inspector of election appointed for the meeting and will be counted in determining whether a quorum is present.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership as of October 30, 1998 of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each directors and named executive officer of the Company, and (iii) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                   Amount and
                                   Nature of
Name and Address                   Beneficial
of Beneficial Owner(1)             Ownership               Percent of Class
----------------------             --------------          ----------------
Mark J. Wattles                    11,244,600 (2)                26.5%

Jeffrey B. Yapp                        59,667 (2)                  *

Jeffrey Jordan                              0

Donald J. Ekman                       103,800 (2)                  *

William P. Zebe                        73,000 (2)                  *

Investco PLC                        2,227,100 (3)                 5.3%
1315 Peachtree St
Atlanta, GA 30309

                                       2.

                                   Amount and
                                   Nature of
Name and Address                   Beneficial
of Beneficial Owner(1)             Ownership               Percent of Class
----------------------             --------------          ----------------

Legg Mason, Inc.                    3,347,284 (3)                 7.9%
111 South Calvert Street
Baltimore, MD 21202

CMG Information Services, Inc.      3,468,427 (4)                 8.2%
One Hundred Brickstone Square,
    1st Floor
Andover, MA 01810

FMR Corp.                           2,727,280 (3)                 6.5%
82 Devonshire Street
Boston, MA 02109

All directors and executive
officers as a group
(5 persons)                        11,481,067 (2)                26.9%

* Less than 1%

(1) Unless otherwise indicated, the address of each beneficial holder listed in the table is Hollywood Entertainment Corporation, 9275 SW Peyton Lane, Wilsonville, Oregon 97070.

(2) Includes the following shares that may be acquired within 60 days after October 30, 1998 pursuant to the exercise of options: Mr. Wattles, 120,000 shares; Mr. Ekman, 85,000 shares; Mr. Yapp, 59,667 shares;
     Mr. Zebe, 73,000 shares; and all directors and officers as a group, 337,667 shares.

(3) Based solely on information provided in a Schedule 13G filed by the shareholder.

(4) Excludes 1,289,236 shares of Redeemable Preferred Stock, which may be converted into Common Stock as described in this Proxy Statement.


PROPOSAL 1:    CONVERSION OF ALL OUTSTANDING SHARES OF SERIES A REDEEMABLE
               PREFERRED STOCK INTO SHARES OF COMMON STOCK

General

     The Company issued 2,380,263 shares of Redeemable Preferred Stock in connection with the merger of Reel.com, Inc., a Delaware corporation ("Reel"), with and

                                       3.

into the Company in October 1998 (the "Merger") and a concurrent private placement involving certain shareholders of Reel and their affiliates (the "Private Placement"). The Board of Directors structured the Merger and Private Placement in a manner that it determined would facilitate prompt closings of the transactions and be in the best interests of the Company. The Board of Directors provided that the Redeemable Preferred Stock would automatically convert into Common Stock upon approval of the Company's shareholders (the "Conversion"), and it was the Board's expectation that the Conversion could, and should, occur promptly following the Merger and the Private Placement. The Company's Common Stock is listed for trading on the Nasdaq National Market System and as a result the Company is subject to certain shareholder approval rules. Prior to the issuance of shares "in connection" with an acquisition that would represent more than 20 percent of the voting power of the Common Stock before the acquisition, Nasdaq requires shareholder approval of the transaction. Although the Company believes, for purposes of the Nasdaq rules, that the shares issued in the Private Placement were not issued "in connection" with the Merger, it chose to issue part of the shares in the Merger and the Private Placement in the form of nonvoting Preferred Stock in order to eliminate any ambiguity about compliance with Nasdaq rules.

     With this Proxy Statement, the Board of Directors recommends and seeks shareholder approval of the Conversion. As described below, the Board of Directors believes Company shareholders will benefit from the Conversion because it will simplify the Company's capital structure, provide beneficial accounting treatment, enhance the Company's ability to comply with certain of its debt covenants and eliminate Redeemable Preferred Stock provisions that could require the Company to redeem the Preferred Stock after September 1, 1999 at a premium over the trading price of the Company's Common Stock on the date of this Proxy Statement. If approved by the shareholders, each outstanding share of Redeemable Preferred Stock will automatically convert into a single share of Common Stock.

     The approval of the Conversion requires that the votes of shares of Common Stock cast in favor of the proposal exceed the votes of shares of Common Stock cast opposing the proposal. Abstentions are considered votes cast and have the same effect as "no" votes in determining whether the proposal is adopted. Broker non-votes are not counted as voted on the proposal and therefore have no effect on the results of the vote.

     In connection with the Merger and the Private Placement, the Company, Mark
J. Wattles and certain Reel shareholders and affiliates entered into a voting agreement to vote an aggregate of 17,107,137 shares of Company Common Stock, representing approximately 40.5 percent of the outstanding Common Stock at October 30, 1998, in favor of the Conversion.

Background of the Merger and Private Placement

     On October 1, 1998, pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of July 30, 1998, as amended, among

                                       4.

the Company, R Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Reel, the Company acquired all of the outstanding shares of Reel capital stock for (at the election of the Reel stockholders) $29,805,125 in cash, 4,000,000 shares of Company Common Stock and 1,000,000 shares of the Company Redeemable Preferred Stock (collectively, the "Merger Consideration"). The Merger was consummated pursuant to Section 252 of the Delaware Corporation Law and Section 60.501 of the Oregon Business Corporation Act by the execution and filing of a certificate of merger with the Secretary of State of Delaware and articles of merger with the Secretary of State of Oregon on October 1, 1998. Pursuant to the Merger, all shares of Reel were canceled and converted into the right to receive the Merger Consideration.

     On October 2, 1998, pursuant to the Stock Purchase Agreement dated July 30, 1998, among the Company and certain shareholders of Reel and their affiliates (the "Purchasers"), the Company issued and sold to the Purchasers 1,982,068 shares of Common Stock and 1,380,732 shares of Redeemable Preferred Stock at $13.50 per share in the Private Placement.

     The Board of Directors of the Company approved the authorization and issuance of the Redeemable Preferred Stock in connection with the Merger and the Private Placement on July 28, 1998.

The Redeemable Preferred Stock

     The rights, preferences and privileges of the Redeemable Preferred Stock are set forth in the Articles of Amendment to the Company's Articles of Incorporation filed on September 14, 1998, with the Secretary of State of the State of Oregon, a copy of which is available without charge upon written request to the Secretary of the Company at 9275 SW Peyton Lane, Wilsonville, Oregon 97070.

     The Redeemable Preferred Stock has a liquidation preference of $.0001 per share and bears a dividend equal to any dividend declared on the Common Stock, if and when declared. Except as required by law, the Redeemable Preferred Stock does not have any voting rights. Each share of Redeemable Preferred Stock will automatically convert into one share of Common Stock (subject to adjustments for stock splits, stock dividends and combinations of the Common Stock) on the date that the shareholders of the Company approve such a conversion.

     After September 1, 1999, the Company will be required to redeem, on the date which is forty-five 45 days (such day being the "Redemption Date") after receipt by the Company of a written request from the holders of at least a majority of the then outstanding Redeemable Preferred Stock that all or some of such holders shares be redeemed, the shares specified in such request by paying in cash therefor a sum per share equal to the greater of (i) $16.20 per share and (ii) the closing price of the Common Stock on a securities exchange or the Nasdaq National Market on the date on which the Company received written notice, plus with respect to (i) and (ii) all declared or accumulated but unpaid dividends on such shares. If the funds of the Company legally available for redemption of shares of Redeemable Preferred Stock on any Redemption

                                       5.

Date are insufficient to redeem the total number of shares of Redeemable Preferred Stock to be redeemed on such Redemption Date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Redeemable Preferred Stock.

Purposes and Reasons for the Conversion

     The Board of Directors believes the Conversion is desirable to the Company and its shareholders. Approval of the Conversion would eliminate the Redeemable Preferred Stock and thereby streamline the Company's capital structure. While the Redeemable Preferred Stock is outstanding, it will be treated as debt for financial accounting purposes. This accounting treatment could make it more difficult in the future for the Company to comply with certain of the covenants under its $300 million revolving line of credit. In addition, if the Redeemable Preferred Stock is not converted by September 1, 1999, holders of the Redeemable Preferred Stock could force a redemption at a time when the Company might not have, and could not raise, the cash necessary to redeem the Redeemable Preferred Stock. The Company desires to have the ability to retain cash for the use of the Company for other purposes.

Effects of the Conversion

     If approved by the Company's shareholders, the Conversion would increase the number of outstanding shares of Common Stock from 42,270,698 shares as of October 30, 1998 to approximately 44,650,961 shares. (The foregoing assumes no issuances of Common Stock between October 30, 1998 and the date of Conversion.) The Conversion itself would have no effect on the number of authorized shares of Common Stock.

     The Conversion would affect beneficially all present Common Stock shareholder's proportionate equity interest in the Company, as the Redeemable Preferred Stock has certain rights superior to the Common Stock. The Conversion would dilute the voting power of the current holders of Common Stock by approximately 5.3%, as the terms of Redeemable Preferred do not provide for any voting rights. None of the rights currently accruing to holders of the Company's Common Stock, or options or warrants to purchase Common Stock, will be affected by the Conversion.

                                  OTHER MATTERS

     The Board knows of no other matters to be brought before the Special Meeting. If any other business properly comes before the meeting, however, the persons named in the accompanying proxy will vote or refrain from voting thereon in accordance with their judgement pursuant to the discretionary authority given them in the proxy.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Shareholder proposals submitted for inclusion in the proxy materials for the 1999 Annual Meeting of Shareholders must be received by the Company by December 22, 1998. Any such proposal should comply with the rules promulgated by the Securities and

                                       6.

Exchange Commission governing shareholder proposals submitted for inclusion in proxy materials. In connection with any matter proposed by a shareholder at the 1999 Annual Meeting of Shareholders, but not proposed for inclusion in the Company's proxy materials, the Company may exercise discretionary voting authority with respect to proxies solicited for that meeting if appropriate notice of the shareholder's proposal is not received by the Company at its principal executive office by March 7, 1999.

                                       Donald J. Ekman
                                       Senior Vice President,
                                       General Counsel and Secretary

Wilsonville, Oregon
November 30, 1998

                                       7.

                       HOLLYWOOD ENTERTAINMENT CORPORATION
                               9275 SW Peyton Lane
                              Wilsonville, OR 97070

                      THIS PROXY IS SOLICITED ON BEHALF OF
                        THE COMPANY'S BOARD OF DIRECTORS

     The undersigned holder of Common Stock of Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), hereby appoints Mark J. Wattles and Donald J. Ekman, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for this undersigned and to vote, as designated below, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held Wednesday, December 30, 1998, at 9:00 a.m., Pacific Standard Time, at the offices of the Company, at 9275 SW Peyton Lane, Wilsonville, OR 97070, and at any adjournment(s) or postponement(s) thereof.

     The Board of Directors unanimously recommends a vote for proposal 1 below.

     1. To convert all outstanding shares of the Company's Series A Redeemable Preferred Stock into shares of the Company's Common Stock.

          For [   ]               Against [   ]               Abstain [   ]

     2. To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 ABOVE AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                               (See reverse side)

                           (Continued from other side)

     The undersigned hereby acknowledges receipt of (i) the Notice of Special Meeting, and (ii) the Proxy Statement.

                                       Dated: ________________________, 1998


                                       ----------------------------------------
                                                      Signature


                                       ----------------------------------------
                                             (Signature if held Jointly)

                                       IMPORTANT: Please sign exactly as your
                                       name appears herein and mail in promptly, even if you plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign for partnership name by authorized persons.

            PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY
                        RETURN IN THE ENVELOPE PROVIDED.

              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.